Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 55 to Registration Statement No. 33-64872 on Form N-1A of our reports dated May 16, 2012, relating to the financial statements and financial highlights of Equity Income Fund, Equity Index Fund, Large Company Value Fund, Mid Cap Value Fund, Real Estate Fund, Small Cap Value Fund, Value Fund, NT Large Company Value Fund, NT Mid Cap Value Fund, Global Real Estate Fund and Market Neutral Value Fund, each a series of American Century Capital Portfolios, Inc., appearing in the Annual Report on Form N-CSR of American Century Capital Portfolios, Inc. for the year ended March 31, 2012, and to the references to us under the headings “Financial Highlights” in each Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Kansas City, Missouri
July 26, 2012